TIGER ACQUISITIONS, INC.
Proforma Consolidated BALANCE SHEET
As at DECEMBER 31,2007 and SEPTEMBER 30, 2008
Currency : USD		Parent	Subsidiary	Consolidated Adjustment			Parent	Subsidiary	Consolidated Adjustment
	NOTES	TIGER ACQUISITIONS, INC.	ROLLING RHINE HOLDINGS LTD	Debit	Credit	Consolidated	TIGER ACQUISITIONS, INC.	ROLLING RHINE HOLDINGS LTD	Debit	Credit	Consolidated
		Dec 31,2007	Dec 31,2007			Dec 31,2007	Sept. 30, 2008	Sept. 30, 2008			Sept. 30, 2008
ASSETS
Current assets
Cash and cash equivalents		19,480.00	39,535,132.00			39,554,612.00	13,702.00	60,709,262.00			60,722,964.00
Account Receivable, Net			12,775,412.00			12,775,412.00		6,578,080.00			6,578,080.00
Due from related parties			274.00			274.00					0.00
Other receivable			8,517.00			8,517.00		1,305.00			1,305.00
Inventories			4,583,924.00			4,583,924.00		929,859.00			929,859.00
Prepaid Expenses			79,163.00			79,163.00		76,732.00			76,732.00
Total current assets		19,480.00	56,982,422.00			57,001,902.00	13,702.00	68,295,238.00			68,308,940.00

Non-current assets
Property, plant and equipment			608,563.00			608,563.00		712,253.00			712,253.00
Total non-current assets		0.00	608,563.00			608,563.00	0.00	712,253.00			712,253.00

Long-term Investment
Invested in Rolling Rhine				67,131.66		67,131.66			67,131.66		67,131.66

TOTAL ASSETS		19,480.00	57,590,985.00			57,677,596.66	13,702.00	69,007,491.00			69,088,324.66

EQUITY AND LIABILITIES

Current liabilities
Notes payable		1,653,187.00			1,653,187.00		2,493,290.00			2,493,290.00
Accounts payable and accrued expenses		6,883,437.00			6,883,437.00		6,709,678.00			6,709,678.00
Income tax payable		2,405,860.00			2,405,860.00		855,769.00			855,769.00
Dividends payable(Due to prior Shareholders)				45,129,183.00	45,129,183.00		39,613,980.00		18,322,900.00	57,936,880.00
Due to related parties		1,300,975.00			1,300,975.00		163,792.00			163,792.00
Other payables		50,066.00			50,066.00		93,148.00			93,148.00
Total Current liabilities	0.00	12,293,525.00			57,422,708.00	0.00	49,929,657.00			68,252,557.00

Non-Current liabilities
Long-term borrowings							586,657.00			586,657.00
Total Non-Current liabilities	0.00	0.00			0.00		586,657.00			586,657.00
TOTAL LIABILITIES	0.00	12,293,525.00			57,422,708.00	0.00	50,516,314.00			68,839,214.00

Stockholder's equity
Common stock	3,000.00	50,000.00	50,000.00		3,000.00	4,285.00	50,000.00		67,131.66	71,416.66
Additional paid in capital	18,282.00	118,277.00	118,277.00	67,131.66	85,413.66	17,704.00	118,277.00			17,704.00
Statutory reserve		7,617,885.00	7,617,885.00		0.00		7,617,885.00	7,617,885.00		0.00
Other comprehensive income		3,076,412.00	3,076,412.00		0.00		5,173,501.00	5,173,501.00		0.00
Retained earnings	(1,802.00)	34,434,886.00	34,434,886.00		(1,802.00)	(8,287.00)	5,531,514.00	5,531,514.00		(8,287.00)
Gain On Acquisition				168,277.00	168,277.00				168,277.00	168,277.00
Total Stockholder's equity	19,480.00	45,297,460.00			254,888.66	13,702.00	18,491,177.00			249,110.66
TOTAL EQUITY AND LIABILITIES	19,480.00	57,590,985.00			57,677,596.66	13,702.00	69,007,491.00			69,088,324.66

Note:

1. Preferred stock, $.0001 par value;20,000,000 shares authorized; no shares issued and outstanding Common stock, $.0001 par value; Common stock, $.0001 par value;150,000,000 shares authorized;3,000,000 shares (2007) and 4,285,000 shares (2008) issued and outstanding Additional paid in capital Deficit accumulated during the dev. stage

2. The Tiger acquire 100% of Rolling Rhine and consideration given will be 67,131,660 shares at par value of $0.001